Exhibit 99.1
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                            UNITED-GUARDIAN ANNOUNCES
                            SEMI-ANNUAL CASH DIVIDEND


Hauppauge, NY, May 18, 2007 - United-Guardian, Inc. (AMEX:UG) announced today that its Board of Directors has declared a semi-annual cash dividend of $0.27 per share, which will be paid on June 15, 2007 to all stockholders of record as of the close of business on June 1, 2007. This is the 12th consecutive year that the company has declared a dividend, and represents a 23% increase over the most recent dividend of $0.22 per share that was declared in December, 2006.

Ken Globus, President of United-Guardian, stated, "Since 2004 our mid-year dividend has been a "special dividend". However, based on the financial results of the company over the past few years, we now believe that this should become a semi-annual dividend, along with the end-of-year dividend that we have been declaring since 1996. We are confident that our continuing success will enable us to maintain, and hopefully increase, the amounts that we pay out to our shareholders each year, and reward the faith they have placed in us, while still retaining sufficient funds for our anticipated capital needs".

United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

                                                 Contact:   Robert S. Rubinger
                                                            Public Relations
                                                            (631) 273-0900


NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause our actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business please refer to the company's reports and filings with the Securities and Exchange Commission.